Global Energy Systems, Inc.
Agreement C08-210121
Amendment Number One
March 11, 2009

The purpose of this Amendment, Amendment One, is to add Article 49 under Agreement C08-210121.
Article 49 shall state:

49.
Benefited Parties.  It is understood and agreed that Corporation is entering into this Master Agreement for Contract Services not only for its own benefit but also and equally for the direct benefit of its parent and affiliates, present and future, and that each and every right, benefit, remedy and warranty accruing to Corporation hereunder likewise accrue to its parent and affiliates, including but not limited to the right to enforce this Master Agreement for Contract Services in their respective names; provided, however, that in no event shall any provision of this Master Agreement for Contract Services be construed as making the parent or any affiliate of Corporation liable for any charges or other amounts due hereunder incurred by any other affiliate.  The Southern Company is the parent of Corporation and Corporation’s present affiliates consist of Alabama Power Company, Georgia Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Company Services, Inc., Southern Electric Generating Company, Southern Nuclear Operating Company, Inc., The Southern Investment Group Inc., Southern Electric Railroad Company, Inc., and Southern Electric International, Inc.

All other terms and conditions remain unchanged.

THIS SECTION IS TO BE COMPLETED BY GLOBAL ENERGY SYSTEMS, INC.

CONTRACT DATA AND AFFIDAVIT

Witness the acceptance hereof by the signing this   12th da y of   March   , 2009.

Signed by

TWO WITNESSES:

/s/ Jannice C. Ball	By:	/s/ Rom Papadopoulos
(Witness)

/s/ Kathy K. Robb	Title:	Exec. VP, CFO & COO
(Witness)

THIS SECTION TO BE COMPLETED BY GULF POWER COMPANY

Signed and sealed for GULF POWER COMPANY

Attested: (Gulf)	By:	/s/ P. Bernard Jacob

/s/ Terry A. Davis	Title:	Vice President
(Asst. Secretary)		3/20/09